[TEXT]
                                                                     EXHIBIT 23
                     Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-33831) and in the Registration Statements on Form S-8 (No. 33-2761), (No. 33-35035) and (No. 33-40730) of Adolph Coors Company of our report dated March 4, 1994 appearing on page ____ of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page ___ of this Form 10-K.





PRICE WATERHOUSE

Denver, Colorado
March 25, 1994